UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

____________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

February 12, 2016

____________________________

WageWorks, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35232	94-3351864
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1100 Park Place, 4th Floor

San Mateo, California 94403

(Address of principal executive offices, including zip code)

(650) 577-5200

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On February 11, 2016, the Board of Directors (the “Board”) of WageWorks, Inc. (the “Company”) appointed Robert L. Metzger as a Class I director and a member of the audit committee of the Board, with such appointments to be effective immediately.  Mr. Metzger fills a vacancy created by an increase in the size of the Board from seven to eight, and his term of office will expire at the Company’s 2016 annual meeting of stockholders or until his successor has been elected and qualified.

Mr. Metzger will receive the standard compensation for the Company’s non-employee directors, as described in more detail under the heading “Standard Compensation Arrangements for Non-Employee Directors” in the Company’s proxy statement on Schedule 14A filed with the Securities and Exchange Commission (the “SEC”) on March 20, 2015.  He has also entered into the Company’s standard form of indemnification agreement pursuant to which the Company will indemnify him for certain actions he takes in his capacity as a director.

The Board has affirmatively determined that Mr. Metzger is independent under the applicable rules and regulations of the SEC and the listing standards of the New York Stock Exchange.

There is no arrangement or understanding between Mr. Metzger and any other persons pursuant to which Mr. Metzger was appointed as a director.  Furthermore, there are no transactions between Mr. Metzger and the Company that would be required to be reported under Item 404(a) of Regulation S-K.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WAGEWORKS, INC.

By:	/s/ Joseph L. Jackson
Name: Joseph L. Jackson Title: Chief Executive Officer

Date: February 12, 2016

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